EXHIBIT 10.19

SECOND AMENDMENT TO OFFER LETTER

This Second Amendment (the “Amendment”), effective as of December 10, 2010 (the “Effective Date”), to the offer letter dated March 21, 2008, as amended by the amendment to the offer letter dated June 3, 2010 (the “Offer Letter”) is entered into by and between Curis, Inc., a Delaware corporation (the “Company”), and Dr. Mitchell Keegan (the “Executive”).

WHEREAS, the Company and the Executive desire to amend the Offer Letter to reflect changes which the parties hereby agree to in connection with the Company’s continued employment of the Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

13.	Amendment. Section 1.2(h) of the Offer Letter is hereby amended by deleting such Section in its entirety and substituting therefor the following:

“1.2(h). The receipt of any severance benefits provided for under the Offer Letter as amended by this Amendment or otherwise shall be dependent upon the Executive’s delivery to the Company of an effective general release of claims in a form satisfactory to the Company. Such release must be delivered and become irrevocable within sixty (60) days of the date of the Executive’s termination of employment. Payment of the benefits shall be made or commence no later than the thirtieth (30th) day following the date on which the release becomes irrevocable. Notwithstanding the foregoing, if the 90th day following the termination of employment occurs in the calendar year following the year of the Executive’s termination of employment then the severance payments shall not be made or commence prior to January 1 of the year following such termination of employment, and in any event, payment of benefits under this subparagraph shall be subject to the provisions of Subsection 1.2(g) to the extent applicable.”

14.	Reference to and Effect on the Offer Letter; Entire Agreement. Except as amended or superseded by this Amendment, the provisions of the Offer Letter shall remain in full force and effect. This Amendment, together with the Offer Letter, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

15.	Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written above.

CURIS, INC.

By:	/s/ Michael P. Gray
Name:	Michael P. Gray
Title:	Chief Operating Officer and Chief Financial Officer

EXECUTIVE

/s/ Mitchell Keegan
Name:	Dr. Mitchell Keegan

[Signature Page to Second Amendment to Offer Letter]